Exhibit 99.1

Trilogy Metals Announces Expanded Management Team at Ambler Metals Joint Venture to Advance Upper Kobuk Mineral Projects in Alaska

VANCOUVER, BC, Feb. 23, 2026 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ ) (TSX: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") announced today key management appointments at its 50/50 joint venture with South32 Limited ("South32") – Ambler Metals LLC ("Ambler Metals") – which is advancing exploration and development of the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska's Ambler Mining District.

Tony Giardini, President and CEO of Trilogy, commented: "Michael Galicki and Cole Schaeffer bring exactly the expertise we need to advance the UKMP. Michael's proven success managing complex exploration programs in high-logistics North American environments positions us perfectly for this year's drilling season as we work to expand our resource base and test high-priority targets.

"Cole brings invaluable experience from both Alaska Native Corporations and Teck Resources Limited's Red Dog Mine, one of the world's largest zinc operations. His deep understanding of community engagement and operational requirements in Alaska's Arctic will be critical as we advance both the Arctic and Bornite deposits. Together, Michael and Cole strengthen our ability to unlock the full value of this world-class mining district.

"These appointments position Ambler Metals to deliver on critical near-term milestones. Jenna Tan brings the financial and commercial rigor we need as we advance toward an investment decision on the Arctic Project. Her experience leading South32's Hermosa project through feasibility and development gives us proven expertise in managing major mining ventures in the United States.

"Ron Rimelman's 40 years of mine permitting experience, including his leadership on the Donlin Gold project and work throughout Alaska, will be invaluable as we navigate the FAST-41 expedited federal permitting process. Together, Jenna and Ron provide the institutional knowledge and technical expertise needed to transform Ambler Metals from explorer to developer and position this venture as a premier domestic source of critical minerals."

Michael Galicki has been appointed Vice President, Exploration, of Ambler Metals. He has more than 15 years of experience advancing mineral exploration programs across North America, focused on base and critical metals. Prior to joining Ambler Metals, Mr. Galicki held leadership roles with South32, where he led exploration operations, strategy and field execution across multiple jurisdictions, including remote, helicopter-supported exploration programs. He has also held exploration and geoscience leadership roles with Galore Creek Mining Corporation Joint Venture and Hunter Dickinson. Mr. Galicki holds a Master of Science in Economic Geology from Simon Fraser University and a Bachelor of Science (Honours) in Geology from Laurentian University. He is a registered Professional Geoscientist (P.Geo.) in British Columbia.

Cole Schaeffer has been appointed Vice President, Human Resources, Community and Partnerships, of Ambler Metals. He has more than 25 years of leadership experience in mining, corporate management, government contracting and rural housing development in Alaska. Prior to joining Ambler Metals, he served as Manager of Human Resources at Teck Alaska, overseeing recruitment, training and development, and counseling services for approximately 800 employees. He also led Indigenous shareholder development initiatives and managed multimillion-dollar budgets and complex workforce programs at Teck. Mr. Schaeffer previously served as President and CEO of the Kikiktagruk Inupiat Corporation and Executive Vice President of Tikigaq Corporation.

Jenna Tan has been appointed Vice President, Finance, of Ambler Metals. She has experience across major mining and resources companies in the United States and Australia in commercial strategy, corporate development and financial oversight. Her previous roles at South32 include Director of Finance for the Hermosa project in Arizona and Manager of Strategy and Performance, where she led investment evaluations, federal grant reporting, corporate planning and joint venture due diligence. Earlier in her career, she held senior finance, strategy and operational roles at Vale, Platinum Blasting Services, Peabody, BHP Mitsubishi Alliance and Ernst & Young. Ms. Tan holds a Bachelor of Commerce from the University of Melbourne, is a CPA and is a Graduate of the Australian Institute of Company Directors.

Ron Rimelman has been appointed Senior Director, Permitting, of Ambler Metals. He has more than 40 years of experience in environmental review of natural resource projects throughout North America. Most recently, he served as Vice President of Environment, Health and Safety, and Sustainability for NOVAGOLD Resources where he oversaw the National Environmental Policy Act ("NEPA") review, and federal and state permitting for the Donlin Gold project. In this role, he was also involved in environmental planning for the Ambler Mining District from 2011 to 2013 before it was divested from NOVAGOLD. While in consulting, he co-led the third-party Environmental Impact Statement ("EIS") for expansion of the Red Dog Mine in Alaska. Mr. Rimelman also directed two NEPA reviews and Clean Water Act permitting of the Kensington Mine in Alaska, as well as assisting in the EIS for the tailings expansion at the Greens Creek Mine in Alaska. More broadly, his mine permitting experience extends to projects in Nevada, Idaho, Arizona, Colorado, New Mexico, Montana, Michigan, British Columbia, and Australia. Mr. Rimelman is a past President of the American Exploration and Mining Association, and has chaired its Environmental Committee for nine years; this work has involved significant national advocacy for advancing US critical mineral mining. He has a Bachelor of Science in Chemical Engineering from the Massachusetts Institute of Technology.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company that holds a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the UKMP in northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District, which is one of the richest and most prospective copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold, and silver and carbonate replacement deposits that host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy's vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the anticipated benefits of recent management appointments; the anticipated timing of permitting, feasibility study and planned activities at the UKMP; the anticipated investment decision on the Arctic Project; and perceived merit of the properties are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the outcome of pending litigation, success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2025 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions, and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/February2026/23/c2936.html

%CIK: 0001543418

For further information: Company Contact: Matthew Keevil, Vice President, Investor Relations and Business Development, ir@trilogymetals.com, Phone: +1 604 638 8088

CO: Trilogy Metals Inc.

CNW 06:30e 23-FEB-26